Exhibit 99.1

Two Harbors Investment Corp. and CYS Investments, Inc.

Announce Closing of Merger

New York, July 31, 2018 – Two Harbors Investment Corp. (NYSE: TWO) (“Two Harbors”) and CYS Investments, Inc. (NYSE: CYS) (“CYS”) today announced the closing of the previously announced merger between Two Harbors and CYS.

Summary

•

Upon the closing of the merger, each share of CYS common stock was converted into the right to receive 0.4680 newly issued shares of Two Harbors common stock as well as cash consideration of $0.0965 per share. Based on the number of shares of CYS common stock outstanding as of the closing date, approximately 72.7 million shares of Two Harbors common stock and $15 million in cash consideration will be issued to CYS common stockholders in connection with the merger.

•	No fractional shares of Two Harbors common stock will be issued in connection with the merger. Instead, CYS common stockholders will receive cash in lieu of any fractional shares.

•

Shares of CYS common stock will continue to trade on the New York Stock Exchange (“NYSE”) throughout the day on July 31, 2018. Trading in shares of CYS common stock will cease after market close on July 31, 2018 and shares of CYS common stock will be converted into the right to receive Two Harbors common stock and the cash consideration prior to market open on August 1, 2018.

•	The newly issued shares of Two Harbors common stock will begin trading on the NYSE under the ticker symbol “TWO” on August 1, 2018.

•

Registered holders of CYS common stock will have their shares of Two Harbors common stock posted to new accounts at Equiniti Shareowner Services, the transfer agent for Two Harbors. Beneficial holders of CYS common stock will have their shares of Two Harbors common stock posted to their individual accounts at their broker or financial institution, in accordance with the policies and procedures of such broker or financial institution.

Preferred Stock

•

Upon the closing of the merger, each share of CYS 7.75% Series A Cumulative Redeemable Preferred Stock was converted into the right to receive one share of newly classified Two Harbors’ 7.75% Series D Cumulative Redeemable Preferred Stock, and each share of CYS 7.50% Series B Cumulative Redeemable Preferred Stock was converted into the right to receive one share of newly classified Two Harbors’ 7.50% Series E Cumulative Redeemable Preferred Stock.

•	The newly issued shares of Two Harbors preferred stock will begin trading on the NYSE under the ticker symbols “TWO PRD” and “TWO PRE” on August 1, 2018.

Leadership of the Combined Company

As previously announced, the combined company will continue to be led by the executive management team of Two Harbors. In addition, pursuant to the previously announced Agreement and Plan of Merger, dated as of April 25, 2018, the size of the Two Harbors’ Board of Directors was increased from nine to eleven members upon the closing of the merger, and Karen Hammond and James A. Stern, two independent directors from CYS, were appointed to the Two Harbors’ Board of Directors.

Advisors

JMP Securities LLC acted as financial advisor and Sidley Austin LLP acted as legal advisor to Two Harbors. Barclays Capital Inc. and Credit Suisse Securities (USA) LLC acted as financial advisors and Vinson & Elkins LLP acted as legal advisor to CYS.

About Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

About CYS Investments, Inc.

CYS Investments, Inc., a Maryland corporation, is a specialty finance company that invests on a leveraged basis primarily in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. CYS refers to these securities as Agency RMBS. CYS has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward-Looking Statements

This press release may contain “forward-looking statements”. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Two Harbors or CYS expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “may,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Two Harbors’ and CYS’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although Two Harbors and CYS believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the companies can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication, including those related to the merger of Two Harbors and CYS. All such factors are difficult to predict and are beyond the control of Two Harbors and CYS, including those detailed in Two Harbors’ annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on Two Harbors’ website at http://www.twoharborsinvestment.com and on the SEC’s website at http://www.sec.gov, those detailed in

CYS’s annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on its website at http://www.cysinv.com and on the SEC’s website at http://www.sec.gov, and those detailed in the section entitled “Risk Factors” in the joint proxy statement/prospectus relating to the merger filed with the SEC on June 25, 2018.

Each of the forward-looking statements of Two Harbors or CYS are based on assumptions that Two Harbors or CYS, as applicable, believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither Two Harbors nor CYS undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts

Two Harbors Investment Corp.

Margaret Field, 212-364-3663

Investor Relations

margaret.field@twoharborsinvestment.com